UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on November 3, 2008, on October 31, 2008, FSP Congress Center LLC (the “Purchaser”), a wholly-owned subsidiary of Franklin Street Properties Corp. (the “Registrant”), entered into an agreement for purchase and sale of real property (as amended, the “Agreement”) located in Chicago, Illinois with NNN Congress Center, LLC; GREIT-Congress Center, LLC; NNN Congress Center 1, LLC; NNN Congress Center 2, LLC; NNN Congress Center 3, LLC; NNN Congress Center 4, LLC; NNN Congress Center 5, LLC; NNN Congress Center 6, LLC; NNN Congress Center 7, LLC; NNN Congress Center 8, LLC; NNN Congress Center 10, LLC; NNN Congress Center 11, LLC; NNN Congress Center 12, LLC; NNN Congress Center 13, LLC; NNN Congress Center 14, LLC; NNN Congress Center 15, LLC; NNN Congress Center 16, LLC; and NNN Congress Center 17, LLC (collectively, the “Seller”) for a purchase price of $130 million.  There are no material relationships, other than in respect of the Agreement, among the Purchaser, the Seller, the Registrant or any of the Registrant’s affiliates.  On January 13, 2009, the Purchaser elected to terminate the Agreement as provided for under the terms of the Agreement.  Neither the Purchaser nor the Registrant incurred any termination penalties in connection with the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: January 20, 2009	By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer